Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on form S-3 of our report dated April 1, 2024, relating to the financial statements of Brainstorm Cell Therapeutics Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  Brightman Almagor Zohar & Co.

Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

September 17, 2024